Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ESPERION THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 4, 2014

To Our Stockholders:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Esperion Therapeutics, Inc. to be held on Thursday, May 15, 2014, at 8:00 a.m. local time, at Esperion Therapeutics, Inc.'s corporate headquarters located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

        The Notice of 2014 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

        At the Annual Meeting, the agenda includes (1) the election of three directors, (2) the ratification of our 2013 Stock Option and Incentive Plan, and (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the ratification of the 2013 Stock Option and Incentive Plan, and FOR the ratification of the appointment of Ernst & Young LLP.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Esperion Therapeutics, Inc. I look forward to greeting as many of our stockholders as possible at the Annual Meeting.

Sincerely,

Tim M. Mayleben President and Chief Executive Officer

Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:00 a.m., local time, on Thursday, May 15, 2014
PLACE:	Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108
PURPOSES:

•

To elect three Class I directors, Daniel Janney, Tim M. Mayleben and Mark E. McGovern, M.D., to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

• To ratify the 2013 Stock Option and Incentive Plan;
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and
• To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
RECORD DATE:	Stockholders of record at the close of business on April 1, 2014 are entitled to vote at the Annual Meeting of Stockholders.
VOTING BY PROXY:
If you cannot attend the Annual Meeting of Stockholders, you may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.proxyvote.com, or by signing, voting and returning the proxy card to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

By Order of the Board of Directors,

Richard B. Bartram Corporate Secretary
Ann Arbor, Michigan April 4, 2014

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 15, 2014

GENERAL INFORMATION

        Our Board of Directors (the "Board") solicits your proxy on our behalf for the 2014 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2014 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at 8:00 a.m. Eastern Time on May 15, 2014 at our corporate headquarters located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108. This Proxy Statement is first being sent to stockholders on or about April 4, 2014.

        In this Proxy Statement the terms "Esperion," "the company," "we," "us," and "our" refer to Esperion Therapeutics, Inc. The mailing address of our principal executive offices is Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

Record Date	April 1, 2014.
Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	15,394,226 shares of common stock outstanding as of March 1, 2014.
Voting	There are four ways a stockholder of record can vote:
(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.
(3) By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
(4)

In Person:    If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 14, 2014. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the three nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

For Proposal Two, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for the ratification of our 2013 Stock Option and Incentive Plan.

For Proposal Three, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Effect of Abstentions and Broker Non-Votes

Abstentions with respect to any nominee and "broker nonvotes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast and thus will have no effect on the ratification of our 2013 Stock Option and Incentive Plan or on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors or on the ratification of our 2013 Stock Option and Incentive Plan unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote for the election of the nominees for director, for the ratification of the 2013 Stock Option and Incentive Plan and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company's executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Householding

If you are a beneficial owner of our common stock and you receive your proxy materials through Computershare Trust Company, N.A. ("Computershare"), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the Annual Report on Form 10-K than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the "SEC") permit Computershare to deliver only one Notice, Proxy Statement and Annual Report on Form 10-K to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Computershare and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Continental and you wish to request delivery of a single copy of the Annual Report on Form 10-K or the proxy statement to the shared address in the future, please contact Investor Relations at Esperion Therapeutics,  Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108 or call (734) 862-4840.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

Number of Directors; Board Structure

        Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2015 annual meeting and the term of the Class III directors expires at the 2016 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

        Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Daniel Janney, Tim M. Mayleben and Mark E. McGovern, M.D. for election as Class I directors to serve for three-year terms ending at the 2017 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

        Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

        The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

        Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise "independent" directors under the published listing requirements of the NASDAQ Stock Market.

Nominees for Election for a Three-Year Term Ending at the 2017 Annual Meeting

        Daniel Janney, 48, has served as a member of our board of directors since November 2012. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, DiscoveRx Corporation, Lithera, Inc., Prolacta Bioscience, Inc. and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. We believe Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry has qualified him to serve on our board of directors.

        Tim M. Mayleben, 53, has served as our President and Chief Executive Officer since December 2012 and as a member of our Board since February 2010. Prior to joining Esperion, from December 2009 to December 2012, Mr. Mayleben was President and CEO and a director of Aastrom Biosciences, Inc. (NASDAQ: ASTM). He is also an advisor to, investor in, and member of the board of directors of several life science companies, including kaleo, Inc. (f/k/a Intelliject Corporation), Lycera Corporation and DeNovo Sciences, through his advisory and investment firms, ElMa Advisors and Esperance BioVentures. Previously, from 2007 to 2008, Mr. Mayleben served as President, COO and a director of NightHawk Radiology Holdings, Inc. Prior to joining Nighthawk, Mr. Mayleben was the Chief Operating Officer of the original Esperion, until its acquisition by Pfizer in 2004. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan, Ross School of Business. Mr. Mayleben's years of experience in the life sciences industry, including over a decade of experience as an executive officer of several life sciences companies, qualifies him to sit on our Board.

        Mark E. McGovern, M.D., 61, became a member of our Board in February 2014. Dr. McGovern is a board-certified cardiologist with over 20 years of experience developing lipid regulating therapies, and since 2007, has served as a consultant to the pharmaceutical industry in cardiovascular and lipid regulation. Dr. McGovern's experience includes 11 years at Bristol-Myers Squibb (NYSE: BMY), from 1986 to 1997, in various capacities, including Executive Director, Heart Failure and Atherosclerosis Clinical Research. Dr. McGovern subsequently spent 10 years, from 1997 to 2007, at Kos Pharmaceuticals, where he last served as executive vice president, medical affairs, and chief medical officer, prior to its acquisition by Abbott Laboratories. Dr. McGovern earned his Bachelor's degree summa cum laude from Princeton University and his medical degree from the University of Vermont. Dr. McGovern is a Fellow of the American College of Cardiology and the American College of Physicians, and has published extensively on lipid management and its role in the treatment of coronary heart disease. The company believes that Dr. McGovern is qualified to serve as a director based on his broad experience in the industry in which it operates.

Director Continuing in Office Until the 2015 Annual Meeting

        Nicole Vitullo, 56, has served as a member of our Board since April 2008. Ms. Vitullo joined Domain Associates, LLC, a venture capital firm with an exclusive focus on life sciences, in 1999 and became a Partner in 2004. From 1992 to 1999, Ms. Vitullo was Senior Vice President at Rothschild Asset Management, Inc. Ms. Vitullo is a director of a number of companies including Celator Pharmaceuticals, Inc. (NASDAQ: CPXX), Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), Durata Therapeutics, Inc. (NASDAQ: DRTX), Marinus Pharmaceuticals, Inc. and VentiRx Pharmaceuticals, Inc. Ms. Vitullo received a B.A. and an M.B.A from the University of Rochester. We believe Ms. Vitullo's experience working with and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry qualifies her to serve on our Board.

        Antonio M. Gotto Jr., M.D., D.Phil, 79, has served as a member of our Board since January 2014. Dr. Gotto currently serves as Co-Chairman of the Board of Overseers of the Joan and Sanford I. Weill Medical College of Cornell University and Vice President of Cornell University. From January 1997 to December 2011, Dr. Gotto served as the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University and Provost for Medical Affairs of Cornell University. Previously, Dr. Gotto served as J.S. Abercrombie Chair of Atherosclerosis and Lipoprotein Research and Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital. Dr. Gotto currently serves as a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Dr. Gotto is also a past president of the International Atherosclerosis Society and a past president of the American Heart Association. Dr. Gotto holds a B.A. degree from Vanderbilt University, a D.Phil. degree in Biochemistry from Oxford University in England, where he was a Rhodes Scholar, and an M.D. degree from Vanderbilt University School of Medicine. He completed his residency training at Massachusetts General Hospital in Boston, Massachusetts. Dr. Gotto is also a member of the board of directors of Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR). The company believes that Dr. Gotto is qualified to serve as a director based on his broad industry experience.

Directors Continuing in Office Until the 2016 Annual Meeting

        Patrick G. Enright, 51, became a member of our Board in April 2013. He is a founder of Longitude Capital Management Co., LLC, a venture capital firm focused on investments in biotechnology and has served as its Managing Director since 2007. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member responsible for the Delta Opportunity Fund, where he invested in privately-held and publicly-traded biotechnology companies. He was previously Chief Financial Officer and Senior Vice President of Business Development at Valentis, Inc. (now Urigen Pharmaceuticals, Inc.) and Senior Vice President of Finance and Business Development at Boehringer Mannheim Pharmaceuticals (now F. Hoffmann-La Roche. Ltd.). Mr. Enright is a director of a number of privately-held companies, as well as Corcept Therapeutics, Inc. (NASDAQ: CORT) and Jazz Pharmaceuticals plc (NASDAQ: JAZZ). Previously, Mr. Enright served on the boards of Threshold Pharmaceuticals, Inc. (NASDAQ: THLD), Sequenom, Inc. (NASDAQ: SQNM), Valentis, Inc. (NASDAQ: VLTS), Codexis, Inc. (NASDAQ: CDXS) and MAP Pharmaceuticals, Inc. (NASDAQ: MAPP). Mr. Enright received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in Biological Sciences from Stanford University. We believe Mr. Enright's extensive knowledge of finance and experience in the biotechnology industry qualifies him to serve as a member of our Board.

        Dov A. Goldstein, M.D., 45, has served as a member of our Board since April 2008. He has been a partner at Aisling Capital, a private investment firm, since 2008. From 2006 to 2008, he was a Principal at Aisling Capital. From 2000 to 2005, Dr. Goldstein was Chief Financial Officer of Vicuron Pharmaceuticals, Inc. before its acquisition by Pfizer Inc. From 1998 to 2000, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures, a privately held investment fund. Dr. Goldstein is a director of a number of companies including ADMA Biologics, Inc. and Cempra Pharmaceuticals, Inc. (NASDAQ: CEMP). He holds a B.S. in biology from Stanford University, an M.D. from the Yale School of Medicine and an M.B.A. from the Columbia Business School. We believe Dr. Goldstein's experience with financial accounting matters for complex organizations, his prior oversight of the financial reporting process of public companies and his experience working with life sciences companies qualifies him to serve as a member of our Board.

        Roger S. Newton, Ph.D., FAHA, 63, has served as our Executive Chairman and Chief Scientific Officer since December 2012 and is a fellow of the American Heart Association. He was previously our President and Chief Executive Officer from our founding in 2008 to December 2012. Prior to joining our company, he was Senior Vice President, Pfizer Global R&D from 2004 to 2008. He was a Co-founder, President & CEO of the original Esperion from July 1998 until its acquisition by Pfizer in 2004. Prior to founding the original Esperion, Dr. Newton was Chairman of the Atherosclerosis Drug Discovery Team at Warner Lambert from 1981 to 1998. Dr. Newton is a director of a number of companies including Juventas Therapeutics, Inc. and Rubicon Genomics, Inc. He is also a member of the Technology Advisory Boards of Arboretum Ventures and Metagenics, Inc. Dr. Newton has a Ph.D. in nutrition from the University of California, Davis, a Master of Science degree in nutritional biochemistry from the University of Connecticut, and a Bachelor of Science degree in biology from Lafayette College. Dr. Newton's qualifications to sit on our Board include his extensive leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 30 years of industry experience in the development and commercialization of pharmaceutical products.

Director Resigning at the 2014 Annual Meeting

        Louis G. Lange, M.D., Ph.D., 65, has served as a member of our Board since February 2010. Dr. Lange is currently a partner with Asset Management Company, a venture capital firm that he joined in June 2009. Since June 2009, Dr. Lange has also served as a Senior Advisor of Gilead Sciences, Inc. (NYSE: GILD). From April 2009 to June 2009, Dr. Lange served as Executive Vice President, Cardiovascular Therapeutics, of Gilead Sciences, Inc. He was a founder of CV Therapeutics, Inc. and served as its Chairman and Chief Executive Officer from August 1992 until the acquisition of the company by Gilead Sciences, Inc. in April 2009. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University. Dr. Lange has notified us of his intention to resign from our Board and all committees thereof at the Annual Meeting.

 EXECUTIVE OFFICERS

        The following table presents our current executive officers and their respective ages and positions as of April 4, 2014:

Name	Age	Position
Roger S. Newton, Ph.D., FAHA	63	Executive Chairman and Chief Scientific Officer
Tim M. Mayleben	53	President and Chief Executive Officer

        Roger S. Newton, Ph.D., FAHA, has served as our Executive Chairman and Chief Scientific Officer since December 2012 and is a fellow of the American Heart Association. He was previously our President and Chief Executive Officer from our founding in 2008 to December 2012. Prior to joining our company, he was Senior Vice President, Pfizer Global R&D from 2004 to 2008. He was a Co-founder, President & CEO of the original Esperion from July 1998 until its acquisition by Pfizer in 2004. Prior to founding the original Esperion, Dr. Newton was Chairman of the Atherosclerosis Drug Discovery Team at Warner Lambert from 1981 to 1998. Dr. Newton is a director of a number of companies including Juventas Therapeutics, Inc. and Rubicon Genomics, Inc. He is also a member of the Technology Advisory Boards of Arboretum Ventures and Metagenics, Inc. Dr. Newton has a Ph.D. in nutrition from the University of California, Davis, a Master of Science degree in nutritional biochemistry from the University of Connecticut, and a Bachelor of Science degree in biology from Lafayette College.

        Tim M. Mayleben, has served as our President and Chief Executive Officer since December 2012 and as a member of our Board since February 2010. Prior to joining Esperion, from December 2009 to December 2012, Mr. Mayleben was President and CEO and a director of Aastrom Biosciences, Inc. (NASDAQ: ASTM). He is also an advisor to, investor in, and member of the board of directors of several life science companies, including kaleo, Inc. (f/k/a Intelliject Corporation), Lycera Corporation and DeNovo Sciences, through his advisory and investment firms, ElMa Advisors and Esperance BioVentures. Previously, from 2007 to 2008, Mr. Mayleben served as President, COO and a director of NightHawk Radiology Holdings, Inc. Prior to joining Nighthawk, Mr. Mayleben was the Chief Operating Officer of the original Esperion, until its acquisition by Pfizer in 2004. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan, Ross School of Business.

CORPORATE GOVERNANCE

Board Independence

        Our Board has determined that all members of the Board, except Dr. Newton and Mr. Mayleben, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board and each of our committees complies with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

        At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NASDAQ's, the SEC's, and our applicable committees' independence standards.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://investor.esperion.com/governance.cfm. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attention: Controller. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at http://www.esperion.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at http://investor.esperion.com/governance.cfm. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

        The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2013, the Board held 11 meetings and acted by unanimous written consent once. The Board has three standing committees:

  •
  the audit committee, which held six meetings in 2013;

  •
  the compensation committee, which held seven meetings in 2013; and

  •
  the nominating and corporate governance committee, which held two meetings in 2013.

        Each of the incumbent directors of the Board other than Dr. Lange attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2013. The Board of Directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules.

Annual Meeting Attendance

        It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders.

Committees

        Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, in connection with our initial public offering we established a pricing committee which held one meeting and is no longer active. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at http://investor.esperion.com/governance.cfm.

Audit Committee

        Mr. Enright and Drs. Goldstein and Lange currently serve on the audit committee, which is chaired by Mr. Enright. Our board of directors has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market. In connection with Dr. Lange's retirement from the Board at our Annual Meeting, we will appoint another member of our Board who satisfied these independence and other criteria to the audit committee. Our board of directors has designated Mr. Enright as an "audit committee financial expert," as defined under the applicable rules of the Securities and Exchange Commission. The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending, based upon the audit committee's review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing quarterly earnings releases.

Compensation Committee

        Drs. Goldstein and Lange, and Mr. Janney and Ms. Vitullo currently serve on the compensation committee, which is chaired by Ms. Vitullo. Our Board has determined that each member of the compensation committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules, is an "outside director" for purposes of Section 162(m) and is "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

  •
  retaining and approving the compensation of any compensation advisers;

  •
  reviewing and approving our policies and procedures for the grant of equity based awards;

  •
  reviewing and making recommendations to the Board with respect to director compensation;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual proxy statement; and

  •
  reviewing and discussing with management the compensation disclosure required to be included in our annual proxy statement or Annual Report on Form 10-K;

Nominating and Corporate Governance Committee

        Mr. Enright, Dr. Goldstein and Ms. Vitullo currently serve on the nominating and corporate governance committee, which is chaired by Dr. Goldstein. Our board of directors has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board of directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become members of the board of directors;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board of directors a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the board of directors and management.

        Our board of directors may establish other committees from time to time.

Identifying and Evaluating Director Nominees

        The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board's approval as director nominees for election to the Board.

Minimum Qualifications

        The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

        In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

        Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our Secretary at Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

        The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: Chairman of the Board.

        For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: [Name of Individual Director].

        We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

        The positions of our Executive Chairman of the board and Chief Executive Officer are presently separated at Esperion. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Executive Chairman of the board to lead the board of directors in its fundamental role of providing advice to and oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Executive Chairman, particularly as the board of directors' oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Although our amended and restated bylaws do not require our Executive Chairman and Chief Executive Officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board's Role in Risk Oversight

        Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of our board committees also oversees the management of our company's risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our controller reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our controller. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Risks Related to Compensation Policies and Practices

        In establishing and reviewing our compensation philosophy and programs, our Board considers whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation programs do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

PROPOSAL TWO

RATIFICATION OF THE 2013 STOCK OPTION AND INCENTIVE PLAN

        Prior to our initial public offering, the Board and the company's stockholders approved the Esperion Therapeutics, Inc. 2013 Stock Option and Incentive Plan (the "2013 Plan"). Under pertinent IRS regulations, grants made to "Covered Employees" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) under the 2013 Plan prior to the earlier of (i) the material modification of the 2013 Plan or (ii) our 2016 annual meeting of stockholders (the "Reliance Period") are not subject to the cap on the company's tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board seeks stockholder ratification of the 2013 Plan so that certain grants made to Covered Employees under the 2013 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as "performance-based compensation" under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the company's tax deduction imposed by Section 162(m) of the Code. If the stockholders do not ratify the 2013 Plan, the company will either not make grants to Covered Employees under the 2013 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE 2013 STOCK OPTION AND INCENTIVE PLAN.

Summary of Material Features of the 2013 Plan

        The material features of the 2013 Plan are:

  •
  1,100,000 shares of common stock have been initially reserved for the issuance under the 2013 Plan, plus on January 1, 2014 and each January 1 thereafter, the number of shares of common stock reserved and available for issuance under the 2013 Plan will be cumulatively increased by 2.5% of the number of shares of common stock outstanding on the immediately preceding December 31 or such lesser number of shares of common stock determined by the compensation committee;

  •
  Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2013 Plan and the HDL Therapeutics, Inc. 2008 Incentive Stock Option and Restricted Stock Plan (the "2008 Plan") are added back to the shares of common stock available for issuance under the 2013 Plan;

  •
  Shares of common stock reacquired by the company on the open market will not be added to the reserved pool under the 2013 Plan;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

  •
  No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

  •
  Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

  •
  Any material amendment to the 2013 Plan is subject to approval by our stockholders; and

  •
  The term of the 2013 Plan will expire on June 7, 2023.

        Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on March 1, 2014, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2013 Plan is $11,488,153.

Qualified Performance-Based Compensation under Section 162(m) of the Code

        To ensure that certain awards granted under the 2013 Plan to Covered Employees qualify as "performance-based compensation" under Section 162(m) of the Code, the 2013 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return, (2) earnings before interest, taxes, depreciation and amortization, (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (4) changes in the market price of the common stock, (5) economic value-added, (6) sales or revenue, (7) development, clinical or regulatory milestones, (8) acquisitions or strategic transactions, (9) operating income (loss), (10) cash flow (including, but not limited to, operating cash flow and free cash flow), (11) return on capital, assets, equity or investment, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of common stock, (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 1,100,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,100,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

        The Board believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for such awards that qualify as "performance-based compensation" under Section 162(m) of the Code.

Summary of the 2013 Plan

        The following description of certain features of the 2013 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2013 Plan, which is attached hereto as Appendix A.

        Plan Administration.    The 2013 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. The compensation committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the company and its subsidiaries as selected from time to time by the compensation committee in its discretion. Approximately 29 individuals are currently eligible to participate in the 2013 Plan, which includes two officers, 17 employees who are not officers, and seven non-employee directors.

        Plan Limits.    The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,100,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 1,100,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than the number of shares reserved and available for issuance under the Plan will be issued in the form of incentive stock options.

        Stock Options.    The 2013 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2013 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ Global Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2013 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

        Restricted Stock Awards.    The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the company through a specified vesting period. In the compensation committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant's compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The compensation committee may also grant shares of common stock that are free from any restrictions under the 2013 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Cash-Based Awards.    The compensation committee may grant cash bonuses under the 2013 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Performance Share Awards.    The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

        Dividend Equivalent Rights.    The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Sale Event Provisions.    The 2013 Plan provides that upon the effectiveness of a "sale event," as defined in the 2013 Plan, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will become fully vested and nonforfeitable as of the effective time of the sale event. All awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the compensation committee's discretion or to the extent specified in the relevant award agreement. Upon the effectiveness of a sale event, the 2013 Plan and all awards thereunder will terminate, unless the parties to the sale agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights held by such participant.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2013 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2013 Plan, to certain limits in the 2013 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2013 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the company to withhold shares of common stock to be issued pursuant to exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2013 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the 2013 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2013 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of 2013 Plan.    The Board initially adopted the 2013 Plan on June 5, 2013 and it was subsequently approved by our stockholders and became effective on June 7, 2013. Awards of incentive options may be granted under the 2013 Plan until June 5, 2023. No other awards may be granted under the 2013 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

        Because the grant of awards under the 2013 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during

2013: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options
			Other Awards
	Weighted Average Exercise Price ($)
Name and Position		Number (#)	Dollar Value ($)	Number (#)
Roger S. Newton, Ph.D., FAHA,	10.52	186,141	—	—
Executive Chairman and Chief Scientific Officer
Tim M. Mayleben,	8.62	503,659	—	—
President and Chief Executive Officer
Noah L. Rosenberg, M.D.,	17.11	13,500	—	—
Chief Medical Officer
All current executive officers, as a group	9.28	703,300	—	—
All current directors who are not executive officers, as a group	5.76	107,355	—	—
All current employees who are not executive officers, as a group	14.41	389,596	—	—

Tax Aspects under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2013 Plan. It does not describe all federal tax consequences under the 2013 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof and (ii) the company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to the company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the company's deduction for certain awards under the 2013 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

        The following table sets forth information as of December 31, 2013 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2008 Plan and the 2013 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by security holders	1,431,288	(1)	10.07	738,788
Equity compensation plans not approved by security holders	—		—	—

Total	1,431,288		10.07	738,788

(1)
Does not include 15,511 shares of restricted stock as they have been reflected in our total shares outstanding.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2014, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2008.

        The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

        We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        We have adopted a policy on under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

        In addition, in the event time constraints require pre-approval prior to the audit committee's next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

        The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2013 and 2012:

Fee Category	2013	2012
Audit Fees	$828,624	$91,177
Audit-Related Fees	—	—
Tax Fees	9,900	7,400
All Other Fees	—	—

Total	$838,524	$98,577

        Audit fees include fees associated with the initial public offering, annual audit, review of our quarterly report on Form 10-Q for the second and third quarter of 2013, and consents related to filings with the SEC. Tax fees include tax compliance and preparation of state and federal income tax returns.

        Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

        Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of an amount paid for the use of an online accounting research tool.

        The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Report of the Audit Committee of the Board of Directors

        The information contained in this audit committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Esperion specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Esperion, and the Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ Stock Market rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ Stock Market. The Board has designated Mr. Enright as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

        The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

        The audit committee has reviewed the company's financial statements for 2013 and met with management, as well as with representatives of Ernst & Young LLP, the company's independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company's audited financial statements for 2013 be included in its Annual Report on Form 10-K for 2013.

  Audit Committee

  Patrick Enright (Chairperson)
  Dov A. Goldstein
  Louis G. Lange, M.D., Ph.D.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2014, for:

  •
  each person known by us to be the beneficial owner of more than 5% of our common stock;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 15,394,226 shares of common stock outstanding as of March 1, 2014. Options to purchase shares of common stock and warrants that are exercisable for common stock, in each case, that are exercisable within 60 days of March 1, 2014 are deemed to be beneficially owned by the persons holding these options or warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percent
5% Stockholders
Alta Partners VIII, L.P.(2)	2,123,426	13.7%
Aisling Capital II, L.P.(3)	2,125,831	13.7%
Entities affiliated with Domain Partners VII, L.P.(4)	2,194,894	14.2%
Entities affiliated with Longitude Capital Partners, LLC(5)	1,934,396	12.6%
Pfizer Inc.(6)	966,218	6.3%
Entities affiliated with Arboretum Ventures II, L.P.(7)	795,117	5.2%
Named Executive Officers
Tim M. Mayleben(8)	345,147	2.2%
Roger S. Newton, Ph.D., FAHA(9)	758,600	4.9%
Noah L. Rosenberg, M.D.(10)	39,747	*
Other Directors
Patrick Enright(11)	1,941,553	12.6%
Dov A. Goldstein, M.D.(12)	2,147,302	13.9%
Antonio M. Gotto, M.D., D. Phil(13)	1,666	*
Daniel Janney(14)	2,123,426	13.7%
Louis G. Lange, M.D., Ph.D.(15)	266,966	1.7%
Mark E. McGovern, M.D.(16)	1,111	*
Nicole Vitullo(17)	2,194,894	14.2%
All directors and executive officers as a group (9 persons)	9,780,665	60.7%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

(2)
The address for Alta Partners VIII, L.P. is One Embarcadero Center, 37th Floor, San Francisco, CA 94111. Consists of (a) 2,052,189 shares of common stock and (b) 71,237 shares of common stock issuable upon exercise of warrants. These shares are held of record by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. Guy Nohra, Daniel Janney and Farah Champsi are managing directors of Alta Partners Management VIII, LLC and exercise shared voting and investment powers with respect to the shares owned by Alta Partners VIII, L.P. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. Mr. Janney is a member of our board of directors.

(3)
The address for Aisling Capital II, L.P. is 888 7th Avenue, 30th Floor, New York, New York, 10106. Consists of (a) 2,054,594 shares of common stock and (b) 71,237 shares of common stock issuable upon exercise of warrants. These shares are directly held by Aisling Capital II, LP, or Aisling, and are deemed to be beneficially owned by Aisling Capital Partners, LP, or Aisling GP, as general partner of Aisling, Aisling Capital Partners, LLC, or Aisling Partners, as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. In addition, Dov A. Goldstein, M.D. and five other persons on the investment committee of Aisling share the power to vote or dispose of these shares and therefore each member may be deemed to have voting and investment power with respect to such shares. Each of the members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Dr. Goldstein is a member of our board of directors.

(4)
The address for Domain Partners VII, L.P. is One Palmer Square, Suite 515, Princeton, New Jersey, 08542. Consists of (a) 21,471 shares of restricted stock issued under the 2008 Plan upon exercise of an early exercise stock option originally issued to Nicole Vitullo and subsequently transferred to Domain Associates, L.L.C., of which, 14,319 shares remain subject to vesting within 60 days of March 1, 2014, (b) 2,071,726 shares of common stock held by Domain Partners VII, L.P., (c) 30,462 shares of common stock held by DP VII Associates, L.P., (d) 70,042 shares of common stock issuable upon exercise of warrants held by Domain Partners VII, L.P. and (e) 1,193 shares of common stock issuable upon exercise of warrants held by DP VII Associates, L.P. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak and Nicole Vitullo are the managing members of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., and are managing members of Domain Associates, L.L.C., and share the power to vote or dispose of these shares and therefore each of the foregoing managing members may be deemed to have voting and investment power with respect to such shares. Each of the foregoing managing members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Ms. Vitullo is a member of our board of directors.

(5)
The address for Longitude Capital Partners, LLC ("Longitude Capital") is 800 El Camino Real, Suite 220, Menlo Park, CA 94025. Consists of (a) 1,683,967 shares of common stock held by Longitude Venture Partners, L.P. ("LVP") and (b) 250,429 shares of common stock held by Longitude Capital Associates, L.P. ("LCA"). Longitude Capital, as general partner of each of LVP and LCA, has the power to vote and dispose of securities held by each of them and may be deemed to have beneficial ownership of the shares owned by LVP and LCA. Patrick G. Enright ("Enright") and Juliet Tammenoms Bakker ("Bakker") are each managing members of Longitude Capital, and share the decision making power of Longitude Capital and may be deemed to have beneficial ownership of such shares owned by LVP and LCA. Each of Longitude Capital, Enright and Bakker disclaims beneficial ownership of all shares, except to the extent of their pecuniary interest therein. Mr. Enright is a member of our board of directors.

(6)
Based on Schedule 13G filed on February 13,2014 on behalf of Pfizer Inc. The address for Pfizer is 235 East 42nd Street, New York, NY 10018.

(7)
Based on Schedule 13G filed on December 18, 2013 on behalf of Arboretum Ventures II, L.P., a Delaware limited partnership ("II LP"), Arboretum Ventures IIa, L.P., a Delaware limited partnership ("IIA LP"), Arboretum Investment Manager II, LLC, a Delaware limited liability company ("II LLC"), Arboretum Investment Manager IIa, LLC, a Delaware limited liability company ("IIA LLC"), Arboretum Ventures, Inc., a Delaware corporation ("INC"), Jan L. Garfinkle ("Garfinkle") and Timothy B. Petersen. The address for Arboretum Ventures, Inc. is c/o Arboretum Ventures, Market Place Building, 303 Detroit Street, Suite 301, Ann Arbor, Michigan 48104.. Consists of (a) 622,888 shares held by II LP; (b) a warrant to purchase up to 17,822 shares held by II LP that is immediately exercisable (c) 145,938 shares held by IIA LP; (d) a warrant to purchase up to 4,175 shares held by IIA LP that is immediately exercisable; and (e) 4,294 shares held by INC. II LLC serves as the sole general partner of II LP and the managing member of IIA LLC, which serves as the sole general partner of IIA LP and owns no securities of the Issuer directly. Garfinkle and Petersen are managing directors of II LLC and share voting and dispositive power over the shares held by II LP and IIA LP; however, they disclaim beneficial ownership of the shares held by II LP and IIA LP except to the extent of their pecuniary interests therein. Garfinkle and Petersen are directors and sole shareholders of INC and own no securities of the Issuer directly, but share voting and dispositive power over the shares held by INC; however, they disclaim beneficial ownership of the shares held by INC except to the extent of their pecuniary interests therein.

(8)
Consists of (a) 28,814 shares of common stock held, (b) 316,333 shares of common stock which Mr. Mayleben has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(9)
Consists of (a) 629,683 shares of common stock, (b) 34,651 shares of common stock issuable upon exercise of warrants and (c) 94,266 shares of common stock which Dr. Newton has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(10)
Consists of 39,747 shares of common stock that Dr. Rosenberg has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(11)
Mr. Enright is a managing member of Longitude Capital which holds an aggregate of 1,934,396 shares of our common stock as disclosed in footnote 6 to this table. Mr. Enright disclaims beneficial ownership of the shares held by the Longitude Capital entities, except to the extent of his pecuniary interest therein. Includes 7,157 shares of common stock which Mr. Enright has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(12)
Dr. Goldstein is on the investment committee of Aisling, which holds an aggregate of 2,125,831 shares of our common stock as disclosed in footnote 3 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of March 1, 2014. Dr. Goldstein disclaims beneficial ownership of the shares held by Aisling, except to the extent of his pecuniary interest therein. Includes 21,471 shares of common stock which Dr. Goldstein has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(13)
Consists of 1,666 shares of common stock which Dr. Gotto has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(14)
Mr. Janney is a managing director of Alta Partners Management VIII, LLC, which is the general partner of Alta Partners VIII, L.P., which holds an aggregate of 2,123,426 shares of our common stock as disclosed in footnote 2 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of March 1, 2014. Mr. Janney has a passive economic interest in the general partner of Alta Partners VIII, L.P. Mr. Janney disclaims beneficial ownership of the shares held by Alta Partners VIII, L.P., except to the extent of his pecuniary interest therein. Includes 21,471 shares of common stock which Mr. Janney has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(15)
Dr. Lange is a managing member of Asset Management Ventures (GP) LLC, which is the general partner of Asset Management Company Venture Fund, L.P., which holds 197,703 shares of common stock and 7,333 shares of common stock issuable upon exercise of warrants. Dr. Lange disclaims beneficial ownership of the shares held by Asset Management Company Venture Fund, L.P., except to the extent of his pecuniary interest therein. Includes 44,116 shares of common stock which Dr. Lange has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(16)
Consists of 1,111 shares of common stock which Dr. McGovern has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of March 1, 2014.

(17)
Ms. Vitullo is a managing member of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., and is a managing member of Domain Associates, L.L.C., which hold an aggregate of 2,194,894 shares of our common stock as disclosed in footnote 4 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of March 1, 2014. Ms. Vitullo disclaims beneficial ownership of the shares held by Domain Partners VII, L.P., DP VII Associates, L.P. and Domain Associates, L.L.C., except to the extent of her pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

        Based solely on a review of reports furnished to us, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in Esperion's securities required to be filed for 2013 by Section 16(a) under the Exchange Act, with the exception of the following:

Reporting Person	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Known Failures to File a Required Form
Roger S. Newton, Ph.D., FAHA	1	1	0
Tim M. Mayleben	1	1	0

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation Overview

        Our primary objective with respect to executive compensation is to attract and retain individuals who possess knowledge, experience and skills that we believe are important to our business of developing and commercializing novel therapeutics for patients with elevated levels of LDL-C.

        Specifically, our compensation programs are designed to:

  •
  attract and retain individuals with superior ability and managerial experience;

  •
  align executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

        Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Historically, the compensation committee has not retained any independent compensation consultants to help it in making compensation-related decisions but it may elect to do so in the future.

Executive Compensation Components

        Our executive compensation consists of base salary, cash incentive bonuses, equity incentive compensation and broad-based benefits programs. Each of the elements of executive compensation is discussed in more detail below. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive's performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

        Section 162(m) of the Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of its named executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. In addition, as a newly public company, some of our compensation arrangements are not subject to the deduction limit during a transition period. Our compensation committee's strategy in this regard is to be cost and tax efficient. Therefore, whenever possible, the compensation committee intends to structure compensation programs to qualify compensation as performance-based under Section 162(m) of the Code, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements do not always qualify for full tax deductibility.

Annual Cash Compensation

Base Salary

        Base salary represents the fixed portion of an executive officer's compensation and is intended to provide compensation for day-to-day performance. The compensation committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our named executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our compensation committee's understanding of what executives in similar positions at other peer companies were being paid at such time and are also the result of negotiations with certain executives during the hiring process. The base salaries of our named executive officers are reviewed annually and may be adjusted to reflect market conditions and our executives' performance during the prior year as well as the financial position of the company, or if there is a change in the scope of the officer's responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

        As of December 31, 2013, the base salaries for our named executive officers were as follows:

Named Executive Officer	Base Salary
Roger S. Newton, Ph.D., FAHA	$375,000
Tim M. Mayleben	$400,000
Noah L. Rosenberg, M.D.	$335,000

Cash Incentive Bonuses

        Our compensation committee has the authority to award annual cash bonuses to our executive officers. In December 2013 the compensation committee approved cash bonuses for 2013 performance to Mr. Mayleben and Dr. Newton in the amount of $160,000 and $150,000, respectively. These bonuses were awarded in recognition of Mr. Mayleben and Nr. Newton's performance in achieving certain clinical and operational milestones as well as the successful completion of our initial public offering.

Equity Incentive Compensation

        Equity incentive grants to our named executive officers are made at the discretion of the compensation committee under the terms of the 2013 Plan. The compensation committee believes that equity incentives subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of our strategic and financial goals over time, and with stockholders' interests. In 2013, the compensation committee made the stock option grants to our named executive officers subject to time-based vesting, which are described below. Stock options, which have exercise prices equal to at least fair market value of our common stock on the date of grant, reward executive officers only if the stock price increases from the date of grant.

        In January 2013, the compensation committee granted Mr. Mayleben an option to purchase 273,659 shares of our common stock and Dr. Newton an option to purchase 76,141 shares of our common stock. In July 2013, the compensation committee granted Mr. Mayleben an option to purchase 190,000 shares of our common stock, Dr. Newton, an option to purchase 90,000 shares of our common stock and Dr. Rosenberg an option to purchase 13,500 shares of our common stock. In December 2013, the compensation committee granted Mr. Mayleben an option to purchase 40,000 shares of our common stock and Dr. Newton an option to purchase 20,000 shares of our common stock. For additional information regarding stock option grants made to our named executive officers in 2013, including the vesting terms of such options, see the "Outstanding Equity Awards at Fiscal Year-End" table below.

Employee Benefits

        In addition to the primary elements of compensation described above, the named executive officers also participate in broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan.

Summary Compensation Table—2013

        The following tables provide information regarding the compensation awarded to or earned during our fiscal years ended December 31, 2013 and 2012 by our named executive officers. Our named executive officers in 2013 were Roger S. Newton, Ph.D., FAHA, Tim M. Mayleben and Noah L. Rosenberg M.D.

Name and principal position	Year	Salary ($)	Bonus ($)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)
Roger S. Newton, Ph.D., FAHA,	2013	375,000	—		1,304,635	150,000	—	1,829,635
Executive Chairman and Chief Scientific Officer	2012	369,766	—		—	—	—	369,766
Tim M. Mayleben,	2013	400,000	—		2,890,165	160,000	—	3,450,165
President and Chief Executive Officer(3)	2012	25,000	—		—	—	—	25,000
Noah L. Rosenberg, M.D.,	2013	335,000	—		153,835	—	—	488,835
Chief Medical Officer(4)	2012	303,276	15,000	(5)	89,562	—	—	318,276

(1)
Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our financial statements in our annual report on Form 10-K filed on March 13, 2014 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(2)
The amounts in the "Non-Equity Incentive Plan Compensation" column represent awards to our named executive officers under our annual incentive program for their performance in achieving certain clinical and operational milestones as well as the successful completion of our initial public offering. Annual incentive compensation for 2013 was paid in 2014.

(3)
Mr. Mayleben joined the company as our President and Chief Executive Officer effective December 10, 2012. The amount reflected in the Salary column for 2012 is based upon an annualized salary of $400,000.

(4)
Dr. Rosenberg joined the company as our Chief Medical Officer effective February 6, 2012. The amount reflected in the Salary column for 2012 is based upon an annualized salary of $335,000. Dr. Rosenberg resigned as our Chief Medical Officer effective February 26, 2014.

(5)
Amount represents a $15,000 awarded to Dr. Rosenberg as a signing bonus pursuant to the terms of Dr. Rosenberg's employment agreement.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows information regarding outstanding equity awards at December 31, 2013 for our named executive officers.

Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Roger S. Newton, Ph.D., FAHA	1/16/2013	(1)	76,141	—	2.10	1/16/2023
	7/23/2013	(2)	5,625	84,375	17.11	7/23/2023
	12/20/2013	(2)	—	20,000	12.92	12/20/2023
Tim M. Mayleben	6/1/2008	(3)	1,090	849	1.05	6/1/2018
	4/2/2010	(2)	1,740	870	1.26	4/2/2020
	1/16/2013	(1)	273,659	—	2.10	1/16/2023
	7/23/2013	(2)	11,875	178,125	17.11	7/23/2023
	12/20/2013	(2)	—	40,000	12.92	12/20/2023
Noah L. Rosenberg, M.D.	7/12/2012	(4)	31,490	37,218	1.89	7/12/2022
	7/23/2013	(2)	843	12,657	17.11	7/23/2023

(1)
The options vest over a four-year period following the grant date in equal quarterly installments, subject to continued employment through each such date, and are subject to an early exercise provision.

(2)
The options vest over a four-year period following the grant date in equal quarterly installments, subject to continued employment through each such date.

(3)
At the grant date, the option vested over a four-year period following the grant date in equal monthly installments. Pursuant to an amendment to the option agreement, dated April 2, 2010, the remaining unvested shares underlying the option vest over a four-year period following the grant date in equal quarterly installments, subject to continued service as a member of the Board through each such date.

(4)
The option vests over a four-year period with 25% of the shares underlying the option vesting on the one-year anniversary of February 2, 2012 and 1/48th vesting in equal installments on each monthly anniversary of such date thereafter, subject to continued employment through each such date. A portion of this option is subject to accelerated vesting upon Dr. Rosenberg's termination of employment with the company pursuant to the terms of the Transitional Services Agreement.

Employment Arrangements with Our Named Executive Officers

Employment Agreements

        We entered into an employment agreement with each of the named executive officers in connection with his employment with us. These employment agreements provide for "at will" employment. Pursuant to their employment agreements, Mr. Mayleben and Dr. Newton are, and Dr. Rosenberg was, eligible to receive certain payments and benefits in the event his employment is terminated by us without "cause" (as defined in the employment agreements) or in the event he terminates his employment with "good reason" (as defined in their employment agreements).

        Under their respective employment agreements, each of Mr. Mayleben and Dr. Newton is eligible to receive one year of base salary continuation in the event of a termination of employment by the company without cause or by the named executive officer for good reason, provided that he resigns from the Board and timely executes and allows to become effective a release agreement. Under the terms of his employment agreement, Dr. Rosenberg was eligible to receive the following payments and benefits in the event of a termination of his employment by the company without cause or by the him for good reason, provided he entered into, did not revoke and complied with the terms of a separation agreement in a form acceptable to us, including a release of claims in favor of the company, and resigned from any and all positions held with the company: (i) base salary continuation for six months following termination; (ii) continuation of group health plan benefits to the extent authorized and consistent with COBRA, with the cost of the regular premium shared in the same relative proportion by Dr. Rosenberg and us as in effect on the date of termination until the earlier of six months after the date of termination and the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA; (iii) a pro-rated bonus for the year of termination, provided the Chief Executive Officer and the compensation committee assess Dr. Rosenberg's performance and that of Esperion through the date of termination and determine that he is entitled to a pro-rated bonus; and (iv) accelerated vesting of the unvested portion of an option to purchase 14,314 shares of the company's common stock granted to Dr. Rosenberg in connection with his hire.

        In addition, under the employment agreements with Mr. Mayleben and Dr. Newton, we agreed to make certain equity awards to each of them in the form of options to purchase our common stock. Pursuant to their employment agreements and the award agreements governing such stock options, in the event of a "change in control" of the company (as defined in the employment agreements), any such unvested stock options will be accelerated such that 50% of the shares underlying such options which would otherwise be unvested at the time of the change in control will become vested upon the change in control and, if, during the 12 month period following the change in control, either Mr. Mayleben or Dr. Newton's employment is terminated by us without cause or either Mr. Mayleben or Dr. Newton terminates his employment with the company for good reason, 100% of the unvested portion of such option will immediately become vested.

        We provide these benefits to promote retention and ease the consequences to the executive of an unexpected termination of employment. These arrangements are also intended to preserve morale and productivity in the face of the potentially disruptive impact of a change in control. These benefits also allow our named executive officers to focus on the value of strategic alternatives to stockholders without concern for the impact on their own continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control.

Transitional Service Agreement with Dr. Rosenberg

        On February 26, 2014, Dr. Rosenberg resigned as our Chief Medical Officer. In connection with his resignation, we entered into a transitional services agreement with Dr. Rosenberg, dated February 26, 2014 (the "Transitional Services Agreement"). Pursuant to the terms of the Transitional Services Agreement, Dr. Rosenberg will transition to the role of Senior Advisor to the Chief Executive Officer and will serve in such role on an "at will" basis until August 15, 2014 unless either party determines to terminate the relationship at an earlier date. Dr. Rosenberg's annual base salary was decreased to $162,500 effective Febriary 26, 2014 pursuant to the terms of the Transitional Services Agreement. In addition, the Transitional Services Agreement provides that, in the event that Dr. Rosenberg elects and remains eligible for COBRA coverage, we will continue to pay the same dollar amount for health insurance coverage as if he had remained a full-time employee of the company through the date of his termination of employment and, provided that Dr. Rosenberg complies with the terms of the Transitional Services Agreement, an option to purchase 14,314 shares of our common stock granted to Dr. Rosenberg under the terms of his employment agreement will become fully vested and exercisable as of the date of his termination of employment. All other outstanding equity awards held by Dr. Rosenberg will continue to be governed by the terms of the 2013 Plan or the 2008 Plan, as applicable, and the applicable equity award agreement. In exchange for these payments and benefits, Dr. Rosenberg delivered to us a fully effective release of all claims against us and our affiliates. The Transitional Services Agreement supersedes the terms of Dr. Rosenberg's employment agreement with the company.

Director Compensation

        We reimburse each member of our Board who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board or committees thereof. In addition, as part of our efforts to attract and retain highly qualified individuals to our Board, we may grant equity awards to our non-employee directors.

        We initially adopted a non-employee director compensation policy that became effective upon our initial public offering. In 2013, each of the non-employee members of our Board was entitled to the following equity compensation pursuant to such policy:

  •
  Upon initial election to the Board, a non-employee director received an initial equity grant of an option to purchase 20,000 shares of common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, that vests in equal monthly installments over three years, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

  •
  Each continuing non-employee member of the Board received an annual equity grant of an option to purchase 4,000 shares of common stock, with an exercise price equal to the fair market value of the common stock on the date of grant, that vests on the earlier of the one-year anniversary of the grant date and the Company's next annual meeting of stockholders, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

        Each of our directors also annually received a $30,000 retainer for general availability and participation in meetings and conference calls of our Board. Additionally, the audit committee chairperson annually received a $12,000 retainer, each audit committee member (other than the chairperson) annually received a $6,000 retainer, the compensation committee chairperson annually received a $10,000 retainer, each compensation committee member (other than the chairperson) annually received a $5,000 retainer, the nominating and corporate governance committee chairperson annually received a $6,000 retainer and each nominating and corporate governance committee member (other than the chairperson) annually received a $3,000 retainer. The amounts for such annual retainers are pro-rated based on the number of calendar days served by such director.

        The following table provides compensation information for the fiscal year ended December 31, 2013 for each non-employee member of our Board. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Director Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)(2)	Total ($)
Patrick G. Enright	22,500	192,289	214,789
Dov. A. Goldstein, M.D.	23,500	52,164	75,664
Daniel Janney	17,500	52,164	69,664
Louis G. Lange, M.D., Ph.D.	20,500	52,164	72,664
Nicole Vitullo	21,500	52,164	73,664

(1)
Amount represents the fair value of the awards on the date of grant computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our financial statements in our annual report on Form 10-K filed on March 13, 2014 for a discussion of our assumptions in determining the grant date fair values of equity awards.

(2)
The non-employee directors of the Board who held such position on December 31, 2013 held options to purchase the following aggregate number of shares of common stock as of such date:

Name	Number of Securities Underlying Unexercised Options
Patrick G. Enright	21,471
Dov. A. Goldstein, M.D.	21,471
Daniel Janney	21,471
Louis G. Lange, M.D., Ph.D.	44,116
Nicole Vitullo	—

        Effective as of April 1, 2014, we amended our non-employee director compensation policy to impliment the following changes:

  •
  The annual equity grant was increased to 5,000 shares of common stock;

  •
  The annual retainer for general availability and participation in meetings and conference calls of our Board was increased to $35,000;

  •
  The annual compensation to the audit committee chairperson was increased to $15,000;

  •
  The annual compensation to each audit committee member (other than the chairperson) was increased to $7,500;

  •
  The annual compensation to the nominating and corporate governance committee chairperson was increased to $7,000; and

  •
  The annual compensation to each nominating and corporate governance committee member (other than the chairperson) was increased to $3,500

Rule 10b5-1 Sales Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Interlocks and Insider Participation

        During 2013, Drs. Goldstein and Lange, and Mr. Janney and Ms. Vitullo served as members of our compensation committee. No member of the compensation committee was an employee or officer of Esperion during 2013, a former officer of Esperion, or had any other relationship with us requiring disclosure herein.

        During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

 RELATED PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2013, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Sales and Purchases of Securities

January 2012 Convertible Note Financing

        On January 26, 2012, we entered into a convertible note financing in which we issued 10% convertible promissory notes for an aggregate principal amount of $6.0 million to certain investors affiliated with Alta Partners, Aisling Capital, Domain Partners, Arboretum Ventures, Asset Management Company and Dr. Newton, which were convertible, under certain circumstances, into shares of Series A preferred stock.

        On February 12, 2013, these convertible promissory notes were converted, in accordance with their terms and at their respective conversion prices, into shares of Series A preferred stock, and following such conversion, the notes were cancelled.

September and November 2012 Convertible Note Financing

        On September 4, 2012, we entered into a convertible note financing in which we issued 10% convertible promissory notes for an aggregate principal amount of $4.0 million to certain investors affiliated with Alta Partners, Aisling Capital, Domain Partners, Arboretum Ventures, Asset Management Company and Dr. Newton, which were convertible, under certain circumstances, into shares of Series A preferred stock. On September 4, 2012, we also issued warrants to purchase shares of our preferred stock to the foregoing investors for an aggregate purchase price of $4,000. On November 30, 2012, we entered into a convertible note financing in which we issued additional 10% convertible promissory notes for an aggregate principal amount of $5.7 million to certain investors affiliated with Alta Partners, Aisling Capital, Domain Partners, Arboretum Ventures, Asset Management Company and Dr. Newton, which were convertible, under certain circumstances, into shares of Series A preferred stock. On November 30, 2012, we also issued additional warrants to purchase shares of our preferred stock to the foregoing investors for an aggregate purchase price of $5,700.

February and April 2013 Series A Issuances

        On February 12, 2013, the convertible promissory notes issued in January, September and November 2012 were converted, in accordance with their respective terms and at their respective conversion prices, into shares of Series A preferred stock, and the warrants issued in September and November 2012 became exercisable for shares of Series A preferred stock.

        In April 2013, we entered into a stock purchase agreement with Dr. Newton and affiliated funds of Longitude Capital, Alta Partners, Aisling Capital, Domain Partners, Asset Management Company and Arboretum Ventures, pursuant to which we issued an aggregate of 17,000,000 shares of our Series A preferred stock at a price of $1.00 per share to these purchasers for gross proceeds of $17.0 million. Upon the closing under the stock purchase agreement, Patrick Enright of Longitude Capital became a member of our board of directors. Each share of Series A preferred stock was convertible into 0.143 shares of our common stock.

May 2013 Series A-1 Issuance

        On April 28, 2008, we issued a 8.931% convertible promissory note to Pfizer in the original principal amount of $5.0 million in connection with our acquisition of the exclusive worldwide rights to ETC-1002 from Pfizer. Pursuant to the terms of the convertible promissory note, accrued interest under the note was capitalized on June 30th and December 31st of each year. On May 29, 2013, we entered into a stock purchase agreement with Pfizer pursuant to which we sold 6,750,000 shares of our Series A-1 preferred stock to Pfizer at a price of $1.1560 per share, which purchase price was paid through the cancellation of all outstanding indebtedness, including accrued interest, under the Pfizer convertible promissory note. Outstanding indebtedness, including accrued interest, was $7.8 million as of the date of conversion. Upon completion of the conversion of the Pfizer convertible promissory note into 6,750,000 shares of Series A-1 preferred stock, the note was cancelled and Pfizer became the owner of more than 5% of our capital stock.

Initial Public Offering

        On July 1, 2013, we completed the initial public offering, or IPO, of our common stock pursuant to a registration statement on Form S-1. In the IPO, we sold an aggregate of 5,000,000 shares of common stock under the registration statement at a public offering price of $14.00 per share. Upon the closing of the IPO, all outstanding shares of our preferred stock were converted into 9,210,999 shares of common stock. Additionally, as part of the IPO, we granted the underwriters a 30-day option to purchase up to 750,000 additional shares of common stock at the IPO price to cover over-allotments, if any. On July 11, 2013, the underwriters exercised this option in full.

        In the IPO, our directors, executive officers, 5% stockholders, and their affiliates purchased an aggregate of 1,161,426 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price of $14.00 per share. The following table sets forth the aggregate number of shares of our common stock that our directors, executive officers, 5% stockholders, and their affiliates purchased in our initial public offering in which the amount involved in the transaction exceeded $120,000:

Stockholder(1)	Shares of Common Stock
Alta Partners VIII, L.P.(2)	235,714
Aisling Capital II, L.P.(3)	238,119
Entities affiliated with Domain Partners VII, L.P.(4)	285,714
Entities affiliated with Arboretum Ventures II, L.P.	142,857
Entities affiliated with Longitude Capital Partners, LLC(5)	216,676
Roger S. Newton, Ph.D., FAHA	42,346

(1)
See "Security Ownership of Certain Beneficial Owners and Management" for more information about shares held by these directors, executive officers, stockholders, and their affiliates.

(2)
Daniel Janney, a member of our board of directors, is a managing director of Alta Partners Management VIII, LLC, which controls the voting and investment power of the shares owned by Alta Partners VIII, L.P.

(3)
Dov A. Goldstein, a member of our board of directors, is a member of the investment committee of Aisling Capital Partners II, LP, which is the general partner of Aisling Capital II, LP.

(4)
Consists of (a) 280,923 shares purchased by Domain Partners VII, L.P. and (b) 4,791 shares purchased by DP VII Associates, L.P. Nicole Vitullo, a member of our board of directors, is a managing member of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P.

(5)
Consists of (a) 212,418 shares purchased by Longitude Venture Partners, L.P. ("LVP") and (b) 4,258 shares purchased by Longitude Capital Associates, L.P. ("LCA"). Patrick G. Enright, a member of our board of directors, is a managing member of Longitude Capital Partners, LLC, which is the general partner of each of LVP and LCA.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Procedures for Approval of Related Party Transactions

        Our audit committee reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party's interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.    Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

        The advance notice requirements for the Annual Meeting, which is the first annual meeting following the initial public offering of our common stock, are as follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2014 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 5, 2014. Such proposals must be delivered to our Secretary, c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

Appendix A

ESPERION THERAPEUTICS, INC.
2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Esperion Therapeutics, Inc. 2013 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Esperion Therapeutics, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Initial Public Offering" means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, development, clinical or regulatory milestones, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share

  Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall the sum of (i) 1,100,000 shares (the "Initial Limit") plus (ii) on January 1, 2014 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by two and a half percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the "Annual Increase") plus (iii) the shares underlying any Awards granted under the HDL Therapeutics, Inc. 2008 Incentive Stock Option and Restricted Stock Plan that are forfeited, canceled, held back upon the exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than be exercise). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2014 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 700,000 shares of Stock. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than the Initial Limit may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation

Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (c)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion or to the extent specified in the relevant Award Certificate. In addition, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination of Awards, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

        (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based

Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,100,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock

Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective immediately prior to the Company's Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company's bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ESPERION THERAPEUTICS, INC. M72816-P51616 ESPERION THERAPEUTICS, INC. 3891 RANCHERO DRIVE, SUITE 150 ANN ARBOR, MI 48108 2. To ratify the Company's 2013 Stock Option and Incentive Plan 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. 1b. Tim M. Mayleben 1a. Daniel Janney 1c. Mark E. McGovern, M.D. 1. Election of Class I Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! !

ESPERION THERAPEUTICS, INC. Annual Meeting of Stockholders May 15, 2014 8:00 AM This proxy is solicited on behalf of the Board of Directors of Esperion Therapeutics, Inc. The undersigned hereby appoints Tim M. Mayleben and Dr. Roger S. Newton as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Esperion Therapeutics, Inc. (the “Company”) standing in the name of the undersigned on April 1, 2014, with all powers which the undersigned would possess if present at the 2014 Annual Meeting of Stockholders of the Company to be held on May 15, 2014, or at any adjournment or postponement thereof. Receipt of the Notice of the 2014 Annual Meeting of Stockholders, Proxy Statement and our 2013 Annual Report is hereby acknowledged. In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P.M., Eastern Time on May 14, 2014, or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2014 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person, should you decide to attend the 2014 Annual Meeting of Stockholders of the Company. This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) “FOR” the election of each of the nominees for director; (ii) “FOR” the ratification of the Company’s 2013 Stock Option and Incentive Plan; (iii) “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2014, and (iv) in the discretion of the proxies upon such other matters as may properly come before the 2014 Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 15, 2014: The Proxy Statement and our Annual Report on Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side M72817-P51616